UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2014

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of Common Stock Pursuant to Securities Purchase Agreement

On May 15, 2014, Bay Bancorp, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Financial Services Partners Fund I, LLC (“FSPF”), Steven K. Breeden, Kevin G. Byrnes, Mark M. Caplan, Kevin B. Cashen, Harold I. Hackerman, Charles L. Maskell, Jr., H. King Corbett and Russ McAtee (collectively, the “Investors”).  Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 1,422,764 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to the Investors at a purchase price of $4.92 per Share, which was the closing bid price of a share of Common Stock on May 14, 2014 as reported on The NASDAQ Capital Market (the “Transaction”).

The closing of the Transaction (the “Closing”) occurred on May 15, 2014 (the “Closing Date”), and the Company received aggregate gross proceeds of approximately $7,000,000 from the Transaction.  The Company intends to contribute these proceeds to its wholly-owned bank subsidiary, Bay Bank, F.S.B. (the “Bank”), to bolster the Bank’s regulatory capital and provide funds for future acquisitions and general working capital purposes.

The Company agreed in the Purchase Agreement that, without the consent of the “Required Investors” (as defined in the Purchase Agreement), neither it nor any of its subsidiaries will issue shares of Common Stock or Common Stock equivalents during the 90-day period that follows the Closing Date, except upon the conversion, exercise or exchange of any outstanding securities or in connection with the Company’s existing equity compensation plans. In addition, the Company agreed that, without the consent of the Required Investors, it would not effect or enter into any agreement to effect any “Variable Rate Transaction” (as defined in the Purchase Agreement) until the earlier of one year from the Closing Date or such time as no Investor holds any Shares.  The Purchase Agreement contains representations, warranties, and additional covenants and agreements that are customary for this type of private placement transaction.

The Shares were sold only to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

FSPF is the Company’s majority stockholder that, prior to the Transaction, owned approximately 83.2% of the outstanding shares of the Common Stock.  Two of the Company’s directors, Eric D. Hovde and Joseph J. Thomas, serve as executive officers of FSPF’s managing member.  Messrs. Breeden, Byrnes, Caplan, Hackerman and Maskell are directors of the Company and the Bank, Mr. Cashen is a director and the President and Chief Executive Officer of the Company and the Bank, and Messrs. Corbett and McAtee are executive officers of the Company and the Bank.

Registration Rights Agreement

At the Closing, the Company and each of the Investors entered into a Registration Rights Agreement (the “Registration Agreement”).  The Registration Agreement requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 60 days of the Closing Date to register the resale of the Shares by the Investors and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as is practicable.  The Registration Agreement also provides for customary piggy-back registration rights in the event the Company proposes to file certain registration statements at a time when the Registration Statement has not been filed or is not effective.

The Registration Agreement requires the Company to indemnify and hold harmless each Investor and its affiliated persons against all “Losses” (as defined in the Registration Agreement”) to which they may become subject under the Securities Act or otherwise insofar as such Losses arise out of or are based upon the Company’s obligations under the Registration Agreement.  Each Investor agreed to indemnify and hold harmless the Company and its affiliated persons against any Losses to which they may become subject as a result of any untrue statement or a material fact or any omission of any material fact required to be stated in any registration statement or prospectus or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing to the Company by such Investor specifically for inclusion in such registration statement or prospectus.  In no event, however, will any Investor’s liability for indemnification exceed the proceeds received by such Investor upon the sale of its Shares covered by such registration statement or prospectus, net of its expenses and any damages it is required to pay in connection therewith.

In addition to the foregoing terms, the Registration Agreement contains representations, warranties and other covenants and agreements that are customary for this type of transaction.

Additional Information

The foregoing discussions of the Purchase Agreement and the Registration Agreement are intended only as summaries and are qualified in their entireties by reference to the terms of such agreements.  Copies of the Purchase Agreement and the Registration Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.  The Company has filed copies of the agreements with this report pursuant to Item 601 of the SEC’s Regulation S-K and to provide investors with information regarding their terms.  This report is not intended to provide any other factual or financial information about the Company or its subsidiaries or affiliates.  The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to those agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of those agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

A copy of the Company’s press release announcing the Transaction is filed with this report as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

All information required by this Item is contained in Item 1.01 of this report, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)	Voting Results.

At the Company’s 2014 annual meeting of stockholders held on May 14, 2014, the stockholders voted on:  (i) the election of nine director nominees to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1); (ii) the ratification of the appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for 2014 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers for 2013 (Proposal 3).  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below.

Proposal 1 – Election of Directors:

	For	Withheld	Abstain	Broker Non-Votes
Robert J. Aumiller	8,381,004	24,025	-	264,834
Steven K. Breeden	8,398,799	6,230	-	264,834
Kevin G. Byrnes	8,397,939	7,090	-	264,834
Mark M. Caplan	8,397,583	7,446	-	264,834
Kevin B. Cashen	8,397,757	7,242	-	264,834
Harold I. Hackerman	8,398,183	6,846	-	264,834
Eric D. Hovde	8,380,404	24,625	-	264,834
Charles L. Maskell, Jr.	8,398,183	6,846	-	264,834
Joseph J. Thomas	8,397,803	7,226	-	264,834

Proposal 2 – Ratification of the Appointment of McGladrey, LLP:

For	Against	Abstain	Broker Non-Votes
8,664,108	1,623	4,132	-

Proposal 3 – Adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
8,251,410	42,409	111,210	264,834

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: May 16, 2014	By:	/s/ Kevin B. Cashen
Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of May 15, 2014, by and between Bay Bancorp, Inc. and each of the investors named therein (filed herewith)

10.2
Registration Rights Agreement, dated as of May 15, 2014, by and between Bay Bancorp, Inc. and each of the investors named therein (attached as Exhibit A to the Securities Purchase Agreement and incorporated herein by reference)

99.1	Press release dated May 16, 2014 (filed herewith)